Exhibit 10.2
LAST OUT PARTICIPATION AGREEMENT
Date: February 11, 2009
     THIS AGREEMENT is made by and between
National City Business Credit, Inc., an Ohio corporation with offices at 2300 Crown Colony Drive, Suite 202, Quincy, Massachusetts 02169, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), for the ratable benefit of a syndicate of Revolving Credit Lenders,
     and
Retail Ventures, Inc., ( the “Participant”), an Ohio corporation with an address of 4150 East Fifth Avenue, Columbus, Ohio 43219, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.
1.	Definitions
As used herein, the following terms have the following meanings:
“Account”: the account in the name of National City Bank (ABA 041000124), numbered 3790116, and titled National City Business Credit, Inc., Ref: Filene’s.
“Borrower”: Filene’s Basement, Inc., a Delaware corporation with its principal executive offices at 3241 Westerville Road, Columbus, Ohio 43224-3751.
“Key Date”: Thirty (30) days after the earliest of the following:
(a)	The day on which the Agent has provided notice to the Participant that the Agent has substantially completed the disposition of substantially all the Collateral, in the exercise by the Agent of the Agent’s Rights and Remedies granted by the Borrower to the Agent under the Loan Documents, all as determined by the Agent in its reasonable business judgment.

(b)	The entry of an order for relief under 11 United States Code (the “Bankruptcy Code”) with respect to the Borrower, to which order the Agent has not provided its express prior written consent.

(c)	The failure by the Borrower, following the Agent’s having made demand upon the Borrower, in the exercise by the Agent of the Agent’s Rights and Remedies granted by the Borrower to the Agent under the Loan Documents, to repay the Liabilities in full, to relinquish possession of the Collateral granted by the Borrower to the Agent upon demand for such possession by the Agent, in the exercise by the Agent of the Agent’s Rights and Remedies granted by the Borrower to the Agent under the Loan Documents.

(d)	The failure by the Borrower to comply with those requirements of the Loan Agreement between the Borrower and the Agent which require the Borrower to turnover the proceeds of sales to the Agent on a daily basis.
“Liquidation”: The exercise by the Agent of its rights as a creditor looking towards the collection of the Loan, whether through the appointment of a receiver, or otherwise.
“Loan Arrangement”: That arrangement between the Borrower, the Agent and the Revolving Credit Lenders contemplated by the Loan Agreement.
“Loan Agreement”: Second Amended and Restated Loan and Security Agreement dated as of January 23, 2008 by and among (i) the Borrower, (ii) the Revolving Credit Lenders named therein, (iii) National City Business Credit, Inc., as Administrative Agent and Collateral Agent for the Revolving Credit Lenders named therein and as SwingLine Lender, and (iv) National City Bank, as Issuer, as amended on or prior to the date hereof and otherwise in accordance with the terms hereof. Terms used herein which are defined in the Loan Agreement are used as so defined.

“Notice Addresses”:

The Agent:

National City Business Credit, Inc.
2300 Crown Colony Drive, Suite 202
Quincy, Massachusetts 02169
Attention: Daniel O’Rourke
Fax: (617) 328-7875

The Participant:	Retail Ventures, Inc.
4150 East Fifth Avenue
Columbus, Ohio 43219
Attention: General Counsel
Fax: (614) 478-3424
“Participation”: The participation by the Participant, in the pro rata share of each Revolving Credit Lender’s Applicable Commitment Percentage in the outstanding principal balance of the Loans, in an amount not to exceed $7,500,000.00 (which amount shall include the Initial Advance (as defined below))..
2.	Agreement to Participate
     Subject to the terms of this Agreement, and upon the Agent’s disbursement of any portion of the Participation, the Participant shall participate in the Loan Arrangement solely to the extent of the Participation. As of the date hereof the Participant shall deposit the sum of $6,500,000.00 in the Account. The Participant shall have no right to withdraw such amount from the Account during the term of this Agreement. The Participant shall have no obligation to deposit additional funds in the Account or to otherwise increase the amount of the Participation. The Agent shall disburse amounts from the Account to fund the Participation from time to time as follows:
a.	Upon the occurrence and during the continuance of any Event of Default the Agent may fund the Participation up to the amount of any then existing Permitted OverAdvance; or

b.	After the occurrence of a Key Date, the Agent may fund the Participation up to any amounts remaining in the Account.
     Except as set forth above, the Agent shall have no right to withdraw funds from the Account or to otherwise set-off any amounts on deposit in the Account against obligations owed by the Borrower, any Loan Party or any other Person. The relationship between the Agent, the Revolving Credit Lenders and the Participant constitutes a loan participation; shall be governed solely and exclusively by this Agreement; and shall not constitute a partnership, trust, or joint venture.

          The Agent and the Participant agree that the Participant has already advanced $1,000,000.00 to the Borrower and that such advance shall be deemed a Participation for all purposes of this Agreement (the “Initial Advance”). The Initial Advance shall be repaid by the Borrower upon the execution of this Agreement and deposited in the Account.
3.	Administration of the Loan
a.	The Agent and the Revolving Credit Lenders shall administer the Loan Arrangement as the Agent and the Revolving Credit Lenders, in their sole and exclusive discretion, deem appropriate, and may take such steps, and engage in such acts as the Agent and the Revolving Credit Lenders determine, in their sole and exclusive discretion, to be appropriate. The Agent and the Revolving Credit Lenders may, in their sole and exclusive discretion, amend and modify the Loan Arrangement, the Loan Agreement, waive Events of Default, release Collateral or accept substitutions thereof, and otherwise administer the Loan Arrangement as if the Participant did not participate in therein. The Participant expressly waives any right to consult with the Agent in connection with the administration of the Loan Arrangement, and any right to vote on or otherwise influence or have input into any action, inaction, or other determination to be made by the Agent or the Revolving Credit Lenders.

b.	The Participant acknowledges and agrees that the Agent’s sole and exclusive responsibility to the Participant under this Agreement is and shall be in accordance with the express provisions hereof. No other duty, whether express or implied, or fiduciary relationship shall be imposed upon the Agent. The Participant hereby WAIVES any claim against the Agent or any Revolving Credit Lender, except for actions of the Agent which constitute (i) gross negligence, (iii) willful misconduct or (ii) acts taken in bad faith.

c.	The Participant acknowledges and agrees that the Participant has no independent claim against the Borrower for any amounts owed under the Loan Arrangement, nor may the Participant maintain any independent action against the Borrower to recover all or any portion of those funds, its sole rights and interest being a participant in the Loan Arrangement established by the Agent.
4.	Distribution of Payments/Liquidation of Loan
a.	Any Liquidation shall be conducted by the Agent with the advice and assistance of the Agent’s counsel.

b.	All payments received in respect of the Loan Arrangement shall be distributed by the Agent and applied as follows:

First:	To the Agent, as reimbursement for all costs, expenses, and costs of collection (including attorneys’ fees and similar professional fees) incurred or paid by the

Agent to the extent such costs are required to be reimbursed by the Borrower pursuant to the Loan Agreement.

Second:	To the Agent until the Liabilities are equal to or less than the aggregate of the Participation plus accrued and unpaid interest on so much of the Liabilities as equals the Participation.

Third:	To the Participant, on account of the unpaid principal balance of the Participation, plus interest thereon.
c.	Distributions shall be made by the Agent solely from monies and proceeds actually received and collected by the Agent for those purposes from or on account of the Borrower or the Borrower’s assets which are subject to the Agent’s security interest. Distributions shall be made completely in each level of priority before any distribution is made in any lower level.
5.	Concerning Distributions.
a.	The Agent may delay the distribution of any payment received on account of the Loan Arrangement in the Agent’s sole and exclusive discretion based upon the Agent’s determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds.

b.	If, in the opinion of the Agent, the distribution of any amount received by the Agent in such capacity hereunder or under the Loan Documents might involve the Agent in liability, or might be prohibited, or might be questioned by any Person, the Agent may refrain from making distributions until the Agent’s right to make distribution shall have been adjudicated by a court of competent jurisdiction.

c.	In the event that a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged, then the Participant shall repay to the Agent the amount thereof previously received by the Participant and so adjudged to be repaid or disgorged.
6.	Exculpation
a.	Neither the Agent, nor any officer, employee, affiliate, representative, or agent of the Agent, shall be liable for any act or omission to act pursuant to this Agreement except for such act or omission to act as to which a final determination is made in a judicial proceeding (in which the Agent has had an opportunity to be heard), which determination includes a specific finding that such act or omission to act had been (i) grossly negligent, (ii) an act of willful misconduct, or (iii) in bad faith.

b.	The Participant holds and may hold direct or indirect rights and interests in the Borrower. Accordingly, the Participant acknowledges and agrees that the Agent may, in its sole and exclusive discretion, take or withhold its taking of action, which may be adverse to such interests of the Participant. Without limiting the provisions hereof, the Participant represents and warrants to the Agent that the Participant has assessed fully and voluntarily assumed all risks directly or indirectly associated with the possible adverse effects on such interests of the Participant as a result of the Agent’s taking of action or withholding of the taking of action.
7.	Reliance by Agent
     The Agent may rely upon any notice, certificate, instrument, document, letter, telegram, telex, or other paper and upon any telephone call believed by the Agent in good faith to be genuine and to have been signed or made by or on behalf of the person purporting so to do and, in respect of legal matters, upon the advice provided the Agent by its counsel, and shall not be liable hereunder on account of any such good faith reliance.
8.	Non-Reliance by Participant
a.	The Participant waives any right to require the Agent, and any obligation of the Agent, to provide any information to the Participant with respect to the Agent’s administration of the Loan Arrangement or of any Liquidation.

b.	The Participant acknowledges and agrees that the Agent has not made any representation or warranty, whether expressed, implied, or imposed by law, to induce the Participant to participate in the Loan Arrangement. Without limiting the generality of the foregoing total exclusion of representations and warranties, the Agent shall have no responsibility with respect to: (i) the genuineness, legality, validity, binding effect, enforceability, sufficiency, accuracy, or completeness of any aspect of the Loan Arrangement; (ii) the filing, recording, or taking of any other action to perfect any security interest, mortgage, or other lien or security granted by the Borrower, or with respect to any aspect of the Loan Arrangement; (iii) the collectibility of the Liabilities and/or the value of any Collateral for the Loan Arrangement; (iv) the truthfulness, accuracy, or completeness of any representation or warranty made by the Borrower; (v) the financial or other condition of the Borrower or any endorser, guarantor, or surety of the Borrower; (vi) the state of title to any collateral subject to any security interest, mortgage, or other lien or security granted to the Agent by the Borrower or any endorser, guarantor, or surety of the Borrower, or the priority thereof; or (vii) any other matter relating in any way to the Loan Arrangement, the Borrower, or any endorser, guarantor, or surety of the Borrower, or this Agreement, or any other person, entity, or matter not specifically referred to herein except (with respect to this Subsection (vii)) any matter which constitutes an act or omission to act as to which a final determination is made in a judicial proceeding (in which the Agent has had an opportunity to be heard), which determination includes a specific finding that such act or omission to act had been (i) grossly negligent, (ii) an act of willful misconduct or (iii) in actual bad faith.

c.	The Participant hereby warrants and represents that it has made its own independent investigation and determination of the foregoing matters, and that it has made its own independent credit decision to enter into this Agreement, and that it has not relied on any representations or warranties of the Agent, none having been made.

9.	Indemnification
     The Participant shall indemnify, defend, and hold the Agent and any employee, officer, representative, or agent of the Agent (each, an “Indemnified Person”) harmless of and from any claim brought or threatened against any Indemnified Person by the Borrower, any guarantor or endorser of the Borrower’s obligations, or any other person, including any creditor of the Borrower, (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Agent’s relationship with the Participant (each of which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Agent’s selection, but at the expense of the Participant) other than any claim as to which a final determination is made in a judicial proceeding (in which the Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in (i) a grossly negligent manner, (ii) with willful misconduct or (iii) in actual bad faith.
10.	Contribution
     In the event that at any time, whether before or after the termination of this Agreement, the Agent is sued or shall have a demand, threat, or claim made upon it, or suit, cause of action, or the like brought against it by or on behalf of the Borrower or any guarantor; or any creditor of the Borrower or of any guarantor; any trustee, receiver, administrator, assignee, or other fiduciary appointed with respect to the Borrower or any guarantor; or any person whose rights derive from the Borrower or any guarantor; which demand, threat, claim, suit, cause of action, or the like, is based upon or directly or indirectly relates to the Loan Arrangement or the Agent’s acting in accordance with this Agreement, then, unless (a) the Agent has been found liable to the Borrower or such other party due to the Agent’s gross negligence and actual bad faith, or (b) the Agent has been reimbursed therefor by the Borrower, the Agent may charge any monies paid or to be paid in satisfaction or compromise of such demand, threat, claim, suit, cause of action or the like, and all costs and expenses and attorneys’ fees incurred by the Agent in connection with the defense of such demand, threat, claim, suit, cause of action or the like as costs of collection reimbursable as provided in Section 4(b)(First), above.
11.	Securities Law Provisions
     The Participant has agreed to participate in the Loan Arrangement for its own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others, or as to fractionalization in whole or in part.

12.	Other Participants
a.	No participation in the Loan Arrangement by any person other than the Participant shall have any effect upon this Agreement and the respective rights and obligations of the parties hereunder. Each such other participation (if any) shall be deemed and considered for purposes of this Agreement to have been advanced by the Agent.

b.	The Participant shall not sell, pledge, assign, sub-participate, or otherwise transfer its rights and obligations under this Agreement except to an entity owned and controlled by the Participant. No such sale, pledge, assignment, sub-participation, or other transfer shall relieve the Participant of any obligation of the Participant hereunder, nor affect any right, remedy, power, privilege, or discretion of the Agent hereunder.
13.	Amendments and Waivers
     This Agreement constitutes the entire agreement between the Agent and the Participant, supersedes all prior agreements and understandings, and incorporates all discussions and negotiations between the Parties with respect thereto. No provision of this Agreement may be altered, amended, supplemented, changed, waived, or rescinded except upon the written agreement of both the Agent and the Participant.
14.	Notices
a.	All written communication in respect of this Agreement shall be made to the Agent and the Participant at their respective Notice Addresses. Notices shall be effective upon the earlier of: (i) actual receipt thereof by the party to which such notice was sent; or (ii) three (3) days after such notice was forwarded.

b.	Any Notice Address may be changed upon seven (7) days prior written notice by certified mail, return receipt requested.
15.	Term
a.	Unless sooner terminated pursuant to other provisions of this Agreement, this Agreement shall remain in full force and effect until the earliest of:
i.	Termination by written agreement of the Agent and the Participant; or

ii.	Payment of the Loan Arrangement in full.
b.	At such time as the Liabilities are equal to or less than the aggregate of the Participation plus accrued and unpaid interest on so much of the Liabilities as equals the Participation, (i) National City Business Credit, Inc. shall be deemed to have automatically resigned, and shall have no further duties or obligations as, the administrative agent or the collateral agent under the Loan Documents and (ii) National City Business Credit, Inc.

shall assign such agency capacities to the Participant, without recourse, without representations or warranties, and shall execute such agreements, documents or instruments reasonably requested to effect such nonrecourse assignment and take such actions as are reasonably necessary to transfer any related Collateral, provided, however, in the event that a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid or disgorged, then any Liabilities which are or become due to the Agent and the Revolving Credit Lenders shall be distributed as provided in Section 4, above.
c.	Upon termination of this Agreement in accordance with the terms hereof, any amounts remaining on deposit in the Account shall immediately be returned to the Participant.
16.	Subrogation.
     The rights of the Participant to receive a Participation in the Loan are in addition to, and not in lieu of, the Participant’s equitable rights of subrogation, and nothing contained in this Agreement shall constitute a waiver of any of the rights and remedies of the Participant, whether in law or in equity, and all such rights and remedies (collectively, the “Subrogation Rights”) are expressly reserved. From and after the date of any disbursement of the Participation in accordance with the terms hereof, the Participant agrees that it shall be prohibited from exercising any of its Subrogation Rights; provided, however, that in the event the Participation is subsequently voided or deemed to be unenforceable by any court of competent jurisdiction, then upon the Participant may enforce its Subrogation Rights, but only at such time as the Liabilities are equal to or less than the aggregate of the Participation plus accrued and unpaid interest on so much of the Liabilities as equals the Participation.
17.	Construction of Agreement; Jurisdiction.
a.	This Agreement shall be binding upon and shall inure to the benefit of the heirs, successors, assigns, and representatives of the respective parties hereto.

b.	This Agreement may be executed in multiple counterparts of this one and singular agreement.

c.	The Participant agrees that any legal action, proceeding, case, or controversy against the Agent or the Participant with respect to this Agreement or otherwise, may be brought in the courts of Franklin County, Ohio or in the United States District Court, District of Ohio, sitting in Columbus, Ohio, as the Agent may elect in the Agent’s sole and exclusive discretion. By execution and delivery of this Agreement, the Participant accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

d.	The Participant WAIVES personal service of any and all process and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Participant’s Notice Address, such service to become effective five (5) business days after such mailing.

e.	The Participant WAIVES, at the option of Agent, any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted hereunder and consents to the granting of such legal or equitable remedy as is deemed appropriate by the court in which the Agent initiates the subject action.

f.	Nothing herein shall affect the right of the Agent to bring legal actions or proceedings in any other competent jurisdiction.

g.	The Participant agrees that any action commenced by the Participant asserting any claim arising under or in connection with this Agreement or the Agent’s relationship with the Borrower shall be brought in the courts of Franklin County, Ohio or in the United States District Court, District of Ohio, sitting in Columbus, Ohio, and that such Courts shall have exclusive jurisdiction with respect to any such action.

h.	This Agreement shall be construed in accordance with the law of the State of Ohio.

RETAIL VENTURES, INC.	NATIONAL CITY BUSINESS CREDIT, INC.
(The “Participant”)	(The “Agent”)

By:	By:

Name:	Name:

Title:	Title: